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                                                                     EXHIBIT 3.2

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                        CROSS TIMBERS OPERATING COMPANY
                                 WITH AND INTO
                           CROSS TIMBERS OIL COMPANY
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                        Pursuant to Section 253 of the
              General Corporation of Law of the State of Delaware
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          Cross Timbers Oil Company, a Delaware corporation (the "Company"), does hereby certify to the following facts relating to the merger (the "Merger") of Cross Timbers Operating Company, a Texas corporation (the "Subsidiary"), with and into the Company, with the Company remaining as the surviving corporation:

          FIRST:    The Company is incorporated pursuant to the General
Corporation Law of the State of Delaware (the "DGCL"). The Subsidiary is incorporated pursuant to the Texas Business Corporation Act.

          SECOND:   The Company owns all of the outstanding shares of each class of capital stock of the Subsidiary.

          THIRD:    The Board of Directors of the Company, by the following
resolutions duly adopted on May 15, 2001, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

          WHEREAS, Cross Timbers Oil Company, a Delaware corporation (the "Company"), owns all of the outstanding shares of the capital stock of Cross Timbers Operating Company, a Texas corporation ("Subsidiary"); and

          WHEREAS, the Board of Directors of the Company has deemed it advisable that the Subsidiary be merged with and into the Company pursuant to
          Section 253 of the General Corporation Law of the State of Delaware;

          RESOLVED, that the Subsidiary be merged with and into the Company (the "Merger").

          RESOLVED FURTHER, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Company shall remain unchanged and continue to remain outstanding as one share of common stock of the Company, held by the person who was the holder of such share of common stock of the Company immediately prior to the Merger.

          RESOLVED FURTHER, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be canceled and no consideration shall be issued in respect thereof.
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          RESOLVED FURTHER, that upon the filing of the Certificate of Merger,
          Article One of the Restated Certificate of Incorporation of the Company shall be amended in its entirety to read as follows:

          "The name of the Corporation is XTO Energy Inc."

          RESOLVED FURTHER, that the proper officers of the Company be and they hereby are authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Company, a certificate of ownership and merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger and change of name of the Company.

          FOURTH:   This Certificate of Ownership and Merger shall be effective as of 10:00 a.m. Eastern Standard Time on June 1, 2001.

          IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 15th day of May, 2001.


                              CROSS TIMBERS OIL COMPANY



                              By: FRANK G.MCDONALD
                                  --------------------------------------
                              Name: Frank G. McDonald
                              Title:  Vice President and General Counsel

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